UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   FORM 8-K/A

                                 Amendment No. 1

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                               September 12, 2008

                             CHINA IVY SCHOOL, INC.

             (Exact Name of Registrant as Specified in Its Charter)

                                     NEVADA
                 (State or Other Jurisdiction of Incorporation)

        000-50240                                         98-0338263
(Commission File Number)                       (IRS Employer Identification No.)

                 1 Suhua Road, Shiji Jinrong Building Suite 801,
          Suzhou Industrial Park, Jiangsu Province, 215020, P.R. China

               (Address of Principal Executive Offices) (Zip Code)

                                86-512-6762-5632

              (Registrant's Telephone Number, Including Area Code)
                         Anlian Building, Suite #A 1501,
                        Futian District, Shenzhen, China

          (Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

                                EXPLANATORY NOTE

China Ivy School, Inc. (the "Registrant") is filing this Amendment No. 1 on Form 8-K/A to amend the Form 8-K it originally filed with the Securities and Exchange Commission on September 12, 2008 (the "Original Filing"), which reported that its filing on Form 10-Q for the quarterly period ended March 31, 2008 should not be relied upon and would be restated, to include required financial statements and dates. The disclosure under Item 4.02 of the Original Filing is hereby replaced in its entirety by the disclosure under Item 4.02 of this Amendment No. 1.

ITEM 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

The Registrant changed accountants on June 23, 2008, retaining Michael T. Studer CPA, P.C. ("Studer"), as its new independent accountant (please refer to the Report on Form 8-K filed with the SEC on June 26, 2008, incorporated by reference herein). Following its retainer, Studer reviewed the Registrant's March 31, 2008 Form 10-Q, and advised Registrant on or about August 8, 2008 that the Registrant's sale and leaseback of real property in March 2008 had not been properly recorded in its consolidated financial statements. Additionally, the Registrant had inadvertently failed to accrue unpaid March 2008 salaries and consulting fees for the period ended March 31, 2008. Registrant's Officers discussed the matter with Studer and continued working to resolve the issue. The Officers concluded as of August 19, 2008, based on their evaluation and upon recommendations from Studer, that the Company's unaudited interim consolidated financial statements for the quarterly period ended March 31, 2008 should not be relied upon and should be restated. On September 11, 2008 the Officers recommended to the Board of Directors that Registrant should file an amended Report on Form 10-Q for that quarterly period. As of September 12, 2008, Registrant's Board of Directors authorized the filing of an amended Report on Form 10-Q.

In its amended Report on Form 10-Q, the restated consolidated financial statements will be modified to reflect the fair value of the receivable due from the sale of the real property, to adjust cash flows, income and expenses in relation to the revised treatment of the sale, and to adjust accruals to reflect the above-listed salaries and fees. The restated consolidated financial statements will further reflect the treatment of the leaseback of the property as an operating lease. Specifically, the restatement will reduce consolidated assets, liabilities and stockholder's equity by $21,356,179, $15,437,025 and $5,919,154, respectively. The restatement will also negatively affect net income by $5,793,558.

The Company reasonably believes, as of the time of this filing, that further analysis will not reveal additional errors which would have a material impact upon previously issued financial statements. However, its amended Report on Form 10-Q will note that its disclosure controls and procedures were not effective for the financial period stated.

A copy of the foregoing disclosure was provided to Studer, together with a request for it to provide to the Commission a letter stating its agreement with the disclosure, or stating the respects in which it does not agree. Studer's letter is attached hereto as Exhibit 99.1.

ITEM 9. FINANCIAL STATEMENTS AND EXHIBITS

Exhhibit 99.1. Correspondence from an independent accountant regarding its agreement with statements of Registrant.

Forward-Looking Statements

Forward-looking statements in this 8-K/A are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include the statements regarding potential errors in previously issued financial statements; the nature, magnitude and scope of potential errors and the Company's investigation and analysis of such potential errors. These statements are predictions reflecting management's current judgment and involve risks and uncertainties, such that actual results may differ significantly. These risks include, but are not limited to, additional actions resulting from the Company's continuing internal review, as well as the review and audit by the Company's independent auditors of restated financial statements, if any, and actions resulting from discussions with or required by the Securities and Exchange Commission, along with other risks and uncertainties discussed in the Company's Annual Report on Form 10-K for fiscal year 2007 and the Company's Quarterly Reports on Form 10-Q for subsequent quarters. The Company disclaims any obligation to update any forward-looking statements.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: September 19, 2008                       CHINA IVY SCHOOL, INC.

                                               Name:  /s/ Yongqi Zhu
                                                      --------------------------
                                                          Yongqi Zhu
                                               Title: Chief Executive Officer